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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        OCTOBER 10, 1996
                                                  -----------------------------


                                 KERR GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


          DELAWARE                      1-7272                  95-0898810
----------------------------     ---------------------     -------------------
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
      of corporation)                                      Identification No.)


 500 NEW HOLLAND AVENUE, LANCASTER, PA                             17602
---------------------------------------                    -------------------
(Address of Principal Executive Office)                         (Zip Code)


      Registrant's telephone number, including area code:   (717) 299-6511


                 1840 CENTURY PARK EAST, LOS ANGELES, CA  90067
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


                               Page 1 of 6 Pages
                        Index Exhibit Appears on Page 4
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ITEM 5.  OTHER EVENTS.

         On October 10, 1996, Kerr Group, Inc. (the "Company") announced that it had executed a commitment letter with The CIT Group/Business Credit, Inc. for $48,000,000 of financing secured by all of the Company's assets to enable the Company to restructure its existing indebtedness. In addition to refinancing the Company's Accounts Receivables Facility, this new financing will provide $29,300,000 for repayment of a portion of the Company's $50,900,000 of existing indebtedness. The Company has further agreed with its existing lenders to exchange the balance of the Company's existing debt for new secured subordinated notes in the aggregate principal amount of $12,000,000 and shares of convertible preferred stock. The subordinated notes will bear interest at the rate of 10% per annum, but will be "pay-in-kind" during the first three years. The preferred stock will be convertible into approximately 748,000 shares of common stock and will have a liquidation preference of $13,000,000, but will have no stated dividends. After the restructuring, the Company expects to have approximately $10,000,000 of additional borrowing availability.

         The consummation of the restructuring will be subject to the execution and delivery of definitive loan agreements among The CIT Group/Business Credit, Inc., the Company's existing lenders and the Company. There can be no assurance that the restructuring will be consummated.

         In addition, the Company obtained an extension of waivers of certain financial covenants through December 8, 1996 from its existing lenders and an extension of the maturity date of the unsecured Note to December 8, 1996 to prepare and negotiate the definitive documentation for the restructuring.

         The Company also announced that it will record a charge of approximately $4,000,000 during the third quarter to provide a valuation reserve against its deferred income tax asset. A valuation reserve has been provided due to the amount of the restructuring charges recorded in 1996 and the projected time period needed to recover the deferred income tax asset.

      On October 10, 1996, the Company issued a press release relating to the forgoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      99.1       Press release issued by Kerr Group, Inc., dated October 10,
                 1996.





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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         KERR GROUP, INC.



Dated:  October 10, 1996                 By:  /s/  Geoffrey A. Whynot
                                            ----------------------------------
                                                   Geoffrey A. Whynot
                                                   Vice President, Finance and
                                                   Chief Financial Officer





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                                 EXHIBIT INDEX



Exhibit No.   Description                                        Page
-----------   -----------                                        ----
99.1          Press release issued by Kerr Group,
                Inc., dated October 10, 1996





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